                                                                  EXHIBIT 99.d12

                        ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum, dated as of February 27, 2004, supplements the Management
Agreement (the "Agreement") dated as of August 1, 1997, by and between American
Century Capital Portfolios, Inc., ("ACCP") and American Century Investment
Management, Inc. ("ACIM").

     IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

     1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACCP, and for such management shall receive the Applicable Fee set forth below:

        Name of Series                              Applicable Fee
        --------------                              --------------

      Mid Cap Value Fund         Investor Class         1.00%

     2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

     IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                  AMERICAN CENTURY
                                         CAPITAL PORTFOLIOS, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
--------------------------------         ------------------------------------
Anastasia H. Enneking                    Charles A. Etherington
Assistant Secretary                      Vice President

Attest:                                  AMERICAN CENTURY INVESTMENT
                                         MANAGEMENT, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
--------------------------------         -----------------------------------
Anastasia H. Enneking                    Charles A. Etherington
Assistant Secretary                      Executive Vice President